                                                                    EXHIBIT 99.1


Oct. 16, 2002            CONTACTS:         Investor Relations - Brenda J. Peters
                         Phone:            713/759-3954
                         Toll Free:        800/659-0059

                                           Media Relations - Kathleen A. Sauve
                         Phone:            713/759-3635
                         24-Hour:          704/382-8333


         TEPPCO PARTNERS, L.P. REPORTS RECORD THIRD QUARTER 2002 RESULTS

HOUSTON - TEPPCO Partners, L.P. (NYSE:TPP) today reported record net income for third quarter 2002 of $32.1 million, or $0.48 per unit, compared with third quarter 2001 net income of $19.1 million, or $0.35 per unit. Net income for nine months ended Sept. 30, 2002, was $83.3 million, or $1.32 per unit on a diluted basis, compared with $87.9 million, or $1.79 per unit for nine months ended Sept. 30, 2001.

Results for the nine months ended Sept. 30, 2001, included net income of $18.9 million, or $0.39 per unit, from the settlement of a canceled transportation agreement with Pennzoil-Quaker State Company related to the sale of their refinery in Shreveport, La. Excluding the settlement, net income for nine months ended Sept. 30, 2001, was $69 million, or $1.40 per unit.

Net income per unit for third quarter 2002 reflects 15.1 million units issued subsequent to third quarter 2001. The weighted-average number of units outstanding for third quarter and nine months ended Sept. 30, 2002, was 50 million and 47 million, respectively, compared with 38.9 million and 38.5 million, respectively, for the corresponding 2001 periods.

"We are very proud of the Partnership's achievement of record results in the third quarter, and particularly pleased with the strong performance across all of our business


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
segments. Each of our recent midstream segment acquisitions, the Jonah Gas Gathering System, the Chaparral NGL System and the Val Verde Gathering System, performed well during the quarter and were instrumental in the midstream segment accounting for over 40 percent of consolidated operating income," said Barry R. Pearl, president and chief executive officer of the general partner of TEPPCO. "Our downstream segment also posted excellent results, delivering record levels of gasoline, distillate and total volumes as a result of the increased capacity from the Centennial Pipeline. Our upstream segment benefited from solid gathering and marketing volumes and reduced operating expenses.

"Based on our strong performance to date and expectations for the upcoming quarter, we believe that full-year 2002 earnings before interest, taxes, depreciation and amortization (EBITDA) will exceed $280 million," added Pearl.

OPERATING RESULTS BY BUSINESS SEGMENT

Effective Jan. 1, 2002, TEPPCO realigned its three business segments to reflect its entry into the natural gas gathering business and expanded scope of natural gas liquids (NGLs) operations. The fractionation of NGLs (previously reported as part of the downstream segment) and transportation of NGLs (previously reported as part of the upstream segment) have been transferred to the midstream segment. Prior year comparisons have been adjusted to conform with current presentation.

UPSTREAM SEGMENT

The upstream segment includes crude oil transportation, storage, gathering and marketing activities; and distribution of lubrication oils and specialty chemicals.

Operating income for the upstream segment was $7.9 million for third quarter 2002, compared with $1.5 million for third quarter 2001. The increase was primarily due to lower environmental remediation costs and outside services expense. For the nine

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
months ended Sept. 30, 2002, operating income for the upstream segment was $20.6 million, compared with $12.5 million for the corresponding 2001 period. The increase was primarily due to increased crude oil transportation revenue on the Red River and West Texas systems, lower environmental remediation expenses and lower property tax expense.

Equity earnings from the investment in Seaway Crude Pipeline were $5.1 million and EBITDA was $6.8 million for third quarter 2002, compared with $5.9 million and $7.8 million, respectively, for third quarter 2001. For the nine months ended Sept. 30, 2002, equity earnings were $14.1 million and EBITDA was $18.9 million, compared with $15.9 million and $22 million, respectively, for the corresponding 2001 period. The decrease in equity earnings and EBITDA was due to a stipulation in the Seaway partnership agreement whereby TEPPCO's portion of equity earnings decreases from 80 percent to 60 percent on a pro-rated basis in 2002 (averaging 67 percent for 2002), and reduced volumes of foreign crude oil being shipped on Seaway.

DOWNSTREAM SEGMENT

The downstream segment includes the transportation and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

Downstream operating income was $19.7 million for third quarter 2002, compared with $22 million for third quarter 2001. The decrease was primarily due to increased maintenance expenses, increased depreciation expense related to completed capital projects and higher property taxes. For the nine months ended Sept. 30, 2002, operating income was $61.9 million, compared with $91.6 million for the 2001 period.

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

The decrease was primarily attributable to the $18.9 million gain related to the contract settlement with Pennzoil recognized in 2001, lower propane deliveries due to warmer winter weather in 2002 and increased depreciation and property tax expense.

The equity loss from the investment in Centennial Pipeline LLC was $2 million and $4.9 million, respectively, for third quarter and nine months ended Sept. 30, 2002, compared with an equity loss of $0.3 million and $0.5 million, respectively, for the corresponding third quarter and nine months ended Sept. 30, 2001. The losses in 2002 resulted from lower than anticipated volumes and higher operating expenses associated with the pipeline start-up.

MIDSTREAM SEGMENT

The midstream segment includes natural gas gathering services, and transportation and fractionation of NGLs. This segment was significantly expanded with the acquisition of the Jonah Gas Gathering Company in September 2001, the Chaparral NGL System acquired in March 2002 and the Val Verde Gathering System acquired in June 2002.

Operating income for the midstream segment was $19.1 million for third quarter 2002, compared with $3.6 million for third quarter 2001. For the nine months ended Sept. 30, 2002, operating income was $38.5 million, compared with $12.4 million for the 2001 period. The combined effect of the acquisitions of the Jonah Gas Gathering Company, Chaparral NGL System and Val Verde Gathering System contributed $17.3 million and $29.4 million, respectively, to operating income during the third quarter and nine-month periods in 2002. The favorable impact of the acquisitions was partially offset by reduced transportation revenues on the Dean and Panola pipelines during the third quarter and nine month periods in 2002.

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

FINANCING ACTIVITIES

TEPPCO completed offerings in July 2002 and September 2002 of 7.55 million limited partner units for approximately $216 million. The proceeds from these offerings were used to reduce a portion of borrowings outstanding under TEPPCO's bank credit facilities.

Third quarter 2002 interest expense was $19.7 million, offset by capitalized interest of $1.3 million. Interest expense was $15.6 million for third quarter 2001, offset by capitalized interest of $1.1 million. For the nine months ended Sept. 30, 2002, interest expense was $53.4 million, offset by capitalized interest of $4.5 million. Interest expense was $47.3 million for the nine months ended Sept. 30, 2001, offset by capitalized interest of $2 million.

TEPPCO will host a conference call related to earnings performance at 8:05 a.m. CDT on Thursday, Oct. 17, 2002. Interested parties may listen via the Internet, live or on a replay basis at www.teppco.com or by dialing 800/665-0430. The confirmation code is 217132. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available for seven days by dialing 888/203-1112 with a confirmation code of 217132.

TEPPCO Partners, L.P. is a publicly traded master limited partnership, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and owns a 50-percent interest in Seaway Crude Pipeline Company, an interest in Centennial Pipeline LLC, and an undivided ownership interest in the Rancho and Basin pipelines. Texas Eastern

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

Products Pipeline Company, LLC, an indirect wholly owned subsidiary of Duke Energy Field Services, LLC, is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO's Web site at www.teppco.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P. filings with the Securities and Exchange Commission.


                                       ###

                    TEPPCO PARTNERS, L. P.
                     FINANCIAL HIGHLIGHTS
      (Unaudited - In Millions, Except Per Unit Amounts)

                                                                     THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                      SEPTEMBER 30,
                                                                 ---------------------------       -----------------------------
                                                                     2002             2001             2002              2001
                                                                 ----------         --------       -----------       -----------
Operating Revenues:
      Sales of crude oil and petroleum products                  $    766.5       $    915.3       $   2,111.8       $   2,601.6
      Transportation - Refined Products                                35.3             32.1              92.2             109.7
      Transportation - LPGs                                            12.5             15.7              46.7              54.2
      Transportation - Crude oil and NGLs                              18.0             12.2              48.1              34.5
      Gathering - Natural Gas                                          33.1             --                54.0              --
      Mont Belvieu operations                                           3.7              3.9              11.1               9.8
      Other                                                            11.8             11.6              36.4              39.9
                                                                 ----------       ----------       -----------       -----------

           Total Operating Revenues                                   880.9            990.8           2,400.3           2,849.7
                                                                 ----------       ----------       -----------       -----------

Costs and Expenses:
      Purchases of crude oil and petroleum products                   753.5            902.1           2,074.7           2,566.6
      Operating expenses - general and administrative                  46.4             42.1             120.9             107.5
      Operating fuel and power                                          9.7              9.1              25.5              27.9
      Depreciation and amortization                                    24.6             10.4              58.2              31.2
                                                                 ----------       ----------       -----------       -----------

           Total Costs and Expenses                                   834.2            963.7           2,279.3           2,733.2
                                                                 ----------       ----------       -----------       -----------

           Operating Income                                            46.7             27.1             121.0             116.5
                                                                 ----------       ----------       -----------       -----------

Interest expense - net                                                (18.4)           (14.5)            (48.9)            (45.3)
Equity earnings (1)                                                     3.1              5.7               9.1              15.3
Other income - net                                                      0.7              0.8               2.1               1.4
                                                                 ----------       ----------       -----------       -----------

           Net Income                                            $     32.1       $     19.1       $      83.3       $      87.9
                                                                 ==========       ==========       ===========       ===========

      Net Income Allocation:
           Limited Partner Unitholders                           $     22.1       $     12.1       $      57.2       $      62.0
           General Partner                                              8.1              5.6              21.0              18.8
           Class B Unitholder                                           1.9              1.4               5.1               7.1
                                                                 --------         --------         ---------         ---------

           Total Net Income Allocated                            $     32.1       $     19.1       $      83.3       $      87.9
                                                                 ==========       ==========       ===========       ===========

      Basic  Net Income Per Limited Partner
           and Class B Unit                                      $     0.48       $     0.35       $      1.33       $      1.79
                                                                 ==========       ==========       ===========       ===========

      Diluted Net Income Per Limited Partner
           and Class B Unit                                      $     0.48       $     0.35       $      1.32       $      1.79
                                                                 ==========       ==========       ===========       ===========

      Weighted Average Number of Limited Partner and
           Class B Units                                               50.0             38.9              47.0              38.5

(1)   Significant equity method investments:
      Seaway Crude Pipeline Company
           Equity Earnings                                       $      5.1       $      5.9       $      14.1       $      15.9
           EBITDA                                                       6.8              7.8              18.9              22.0

      Centennial Pipeline LLC
           Equity Earnings                                       $     (2.0)      $     (0.3)      $      (4.9)      $      (0.5)
           EBITDA                                                      (0.4)            (0.3)             (1.6)             (0.5)

                             TEPPCO Partners, L.P.
                             BUSINESS SEGMENT DATA
                           (Unaudited - In Millions)


                                                                                                 INTERSEGMENT
THREE MONTHS ENDED SEPTEMBER 30, 2002               DOWNSTREAM     MIDSTREAM      UPSTREAM       ELIMINATIONS     CONSOLIDATED
-------------------------------------               ----------     ---------      --------       ------------     ------------

Operating revenues                                    $ 58.8         $ 46.3        $ 776.0           $ (0.2)          $ 880.9
Operating expenses                                      31.6           12.3          765.9             (0.2)            809.6
Depreciation and amortization                            7.5           14.9            2.2                -              24.6
                                                      ------         ------        -------           -------          -------
       Operating Income                               $ 19.7         $ 19.1        $   7.9           $    -           $  46.7
                                                      ======         ======        =======           =======          =======


                                                                                                 INTERSEGMENT
THREE MONTHS ENDED SEPTEMBER 30, 2001 (1)           DOWNSTREAM     MIDSTREAM      UPSTREAM       ELIMINATIONS     CONSOLIDATED
-----------------------------------------           ----------     ---------      --------       ------------     ------------

Operating revenues                                    $ 58.6          $ 7.0        $ 925.2           $    -           $ 990.8
Operating expenses                                      29.9            2.0          921.4                -             953.3
Depreciation and amortization                            6.7            1.4            2.3                -              10.4
                                                      ------         ------        -------           -------          -------
       Operating Income                               $ 22.0          $ 3.6          $ 1.5           $    -           $  27.1
                                                      ======         ======        =======           =======          =======

                                                                                                 INTERSEGMENT
NINE MONTHS ENDED SEPTEMBER 30, 2002                DOWNSTREAM     MIDSTREAM      UPSTREAM       ELIMINATIONS     CONSOLIDATED
------------------------------------                ----------     ---------      --------       ------------     ------------

Operating revenues                                    $173.0         $ 89.0       $2,139.7           $ (1.4)         $2,400.3
Operating expenses                                      89.4           20.3        2,112.8             (1.4)          2,221.1
Depreciation and amortization                           21.7           30.2            6.3                -              58.2
                                                      ------         ------       --------           -------         --------
       Operating Income                               $ 61.9         $ 38.5       $   20.6           $    -          $  121.0
                                                      ======         ======       ========           =======         ========

                                                                                                  INTERSEGMENT
NINE MONTHS ENDED SEPTEMBER 30, 2001 (1)            DOWNSTREAM     MIDSTREAM      UPSTREAM        ELIMINATIONS     CONSOLIDATED
----------------------------------------            ----------     ---------      --------        ------------     ------------

Operating revenues                                    $199.4         $ 21.0       $2,629.3           $    -          $2,849.7
Operating expenses                                      87.7            4.4        2,609.9                -           2,702.0
Depreciation and amortization                           20.1            4.2            6.9                -              31.2
                                                      ------         ------       --------           -------         --------
       Operating Income                               $ 91.6         $ 12.4       $   12.5           $    -          $  116.5
                                                      ======         ======       ========           =======         ========

 (1) CERTAIN 2001 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH CURRENT 2002 PRESENTATION.

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

                                                                                         Nine Months Ended
                                                                                           September 30,
                                                                               ---------------------------------
                                                                                     2002                 2001
----------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
         Net income                                                                 $ 83.3               $ 87.9
         Depreciation, working capital and other                                      57.3                 25.6
----------------------------------------------------------------------------------------------------------------

Net Cash Provided by Operating Activities                                            140.6                113.5
----------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities:
         Proceeds from cash investments                                                  -                  3.2
         Proceeds from sale of assets                                                  3.4                  1.3
         Purchase of Jonah Gas Gathering Company                                      (7.3)              (359.8)
         Purchase of Chaparral and Quanah Pipelines                                 (132.4)                   -
         Purchase of Val Verde Gathering Assets                                     (444.2)                   -
         Purchase of crude oil assets                                                    -                (20.0)
         Capital expenditures                                                        (98.4)               (62.0)
         Investments in Centennial Pipeline LLC                                       (7.7)               (34.3)
----------------------------------------------------------------------------------------------------------------

Net Cash Used in Investing Activities                                               (686.6)              (471.6)
----------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
         Issuance of Senior Notes                                                    497.8                    -
         Proceeds from term loan and revolving credit facility                       662.0                427.0
         Debt issuance costs                                                          (7.0)                (2.6)
         Payments on revolving credit facility                                      (790.7)               (41.0)
         Proceeds from termination of interest rate swap                              18.0                    -
         Proceeds from the issuance of LP units, net                                 275.3                 54.6
         General Partner contributions                                                 5.6                  1.1
         Distributions paid                                                         (108.4)               (75.1)
----------------------------------------------------------------------------------------------------------------

Net Cash Provided by Financing Activities                                            552.6                364.0
----------------------------------------------------------------------------------------------------------------

Net Increase in Cash and Cash Equivalents                                              6.6                  5.9
Cash and Cash Equivalents -- beginning of period                                      25.5                 27.1
----------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents -- end of period                                          $ 32.1               $ 33.0
================================================================================================================

Supplemental Cash Flow Information:
         Interest paid during the period (net of capitalized interest)              $ 30.5               $ 52.0
================================================================================================================

TEPPCO PARTNERS, L. P.
CONDENSED BALANCE SHEETS (UNAUDITED)
(In Millions)

                                                               SEPTEMBER 30,          DECEMBER 31,
                                                                   2002                  2001
---------------------------------------------------------------------------------------------------

ASSETS
Current assets
      Cash and cash equivalents                                 $    32.1             $    25.5
      Other                                                         346.0                 258.0
---------------------------------------------------------------------------------------------------

Total current assets                                                378.1                 283.5

Property, plant and equipment - net                               1,593.4               1,180.5
Intangible assets (1)                                               450.5                 251.5
Equity investments                                                  285.6                 292.2
Other assets                                                        105.7                  57.6
---------------------------------------------------------------------------------------------------

Total assets                                                    $ 2,813.3             $ 2,065.3
===================================================================================================


LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
      Notes payable                                             $    72.0             $   360.0
      Other                                                         357.5                 308.8
---------------------------------------------------------------------------------------------------

Total current liabilities                                           429.5                 668.8

Senior Notes                                                        949.5                 375.2
Other long-term debt                                                500.0                 340.7
Other non-current liabilities                                        31.6                  31.8
Class B Units                                                       103.9                 105.6
Partners' capital
      Accumulated other comprehensive loss                          (22.2)                (20.3)
      General partner's interest                                     13.2                  13.2
      Limited partners' interests                                   807.8                 550.3
---------------------------------------------------------------------------------------------------

Total partners' capital                                             798.8                 543.2
---------------------------------------------------------------------------------------------------

Total liabilities and partners' capital                         $ 2,813.3             $ 2,065.3
===================================================================================================


(1) INCLUDES THE VALUE OF LONG-TERM SERVICE AGREEMENTS BETWEEN TEPPCO AND ITS CUSTOMERS.

                             TEPPCO PARTNERS, L. P.
                                 OPERATING DATA
                   (Unaudited - In Millions, Except as Noted)

                                                    THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                       SEPTEMBER 30,                             SEPTEMBER 30,
                                               ----------------------------              ----------------------------
                                                      2002            2001                    2002             2001
                                               ------------     -----------              -----------      -----------
DOWNSTREAM SEGMENT:
      Barrels Delivered
           Refined Products                           40.0            32.3                    101.1             92.9
           LPGs                                        8.7             8.9                     27.8             27.4
           Mont Belvieu Operations                     6.1             5.4                     21.4             16.2
                                               ------------     -----------              -----------      -----------

           Total                                      54.8            46.6                    150.3            136.5
                                               ============     ===========              ===========      ===========

      Average Tariff Per Barrel
           Refined Products                         $ 0.88          $ 0.99                   $ 0.91           $ 0.98
           LPGs                                       1.44            1.77                     1.68             1.98
           Mont Belvieu Operations                    0.14            0.18                     0.14             0.18

      Average System Tariff Per Barrel              $ 0.89          $ 1.05                   $ 0.94           $ 1.08

UPSTREAM SEGMENT (1):
      Margins:
           Crude oil transportation                  $ 9.3           $ 9.2                   $ 28.2           $ 26.2
           Crude oil marketing                         6.3             6.9                     16.4             16.8
           Crude oil terminaling                       2.8             2.8                      7.7              7.5
           LSI                                         1.1             1.0                      3.5              3.1
                                               ------------     -----------              -----------      -----------
              Total Margin                          $ 19.5          $ 19.9                   $ 55.8           $ 53.6
                                               ============     ===========              ===========      ===========

      Total barrels
           Crude oil transportation                   18.9            19.8                     61.7             57.4
           Crude oil marketing                        30.0            37.1                    103.3            109.6
           Crude oil terminaling                      31.4            30.2                     93.7             87.3

      Lubrication oil volume (total gallons):          2.1             2.2                      7.0              6.6

      Margin per barrel:
           Crude oil transportation                $ 0.503         $ 0.461                  $ 0.457          $ 0.456
           Crude oil marketing                       0.208           0.098                    0.158            0.085
           Crude oil terminaling                     0.083           0.094                    0.082            0.086

      Lubrication oil margin (per gallon):         $ 0.561         $ 0.456                  $ 0.507          $ 0.474

MIDSTREAM SEGMENT (1):
      Gathering - Natural Gas (2)
           Bcf                                       111.2               -                    221.2                -
           Btu (in trillions)                        110.6               -                    232.8                -

           Average fee per MMBtu                   $ 0.299               -                  $ 0.232                -

      Transportation - NGLs
           Total barrels                              15.5             5.8                     39.0             16.0
           Margin per barrel                       $ 0.717         $ 0.929                  $ 0.718          $ 0.989

      Fractionation - NGLs
           Total barrels                               1.0             1.0                      3.0              3.1
           Margin per barrel                       $ 1.841         $ 1.828                  $ 1.830          $ 1.813

      Sales - Condensate (3)
           Total barrels (thousands)                   7.0               -                     57.6                -
           Margin per barrel                       $ 27.78               -                  $ 24.46                -


(1) CERTAIN 2001 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH CURRENT 2002 PRESENTATION.
(2) OPERATING DATA FOR JONAH GAS GATHERING COMPANY AND VAL VERDE GATHERING SYSTEM ACQUIRED EFFECTIVE SEPT. 30, 2001 AND JUNE 30, 2002, RESPECTIVELY.
(3)   OPERATING DATA FOR JONAH GAS GATHERING COMPANY ONLY.